Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of STAG Industrial, Inc. of our report dated February 15, 2023 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in STAG Industrial, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2022.
/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
April 28, 2023